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                                                                 EXHIBIT 3.66(a)


                           CERTIFICATE OF FORMATION

                                      OF

                                  NUCOAL, LLC

     This Certificate of Formation of NuCoal, LLC (the "LLC") has been duly executed and is being filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Act (6 Del C
                                                                        -----
(S) 18-101, et seq)
            ------

     FIRST.  The name of the limited liability company formed is NuCoal, LLC.

     SECOND. The address of the registered office of the LLC in the State of Delaware is c/o Corporation Service Company, 1013 Centre Road, Wilmington, New Castle County, Delaware 19805.

     THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is Corporation Service Company, 1013 Centre Road, Wilmington, New Castle County, Delaware 19805.

     IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Formation as of this 23/rd/ day of December, 1996.



                               /s/ Eileen M. Carrig
                               --------------------
                                   Eileen M. Carrig
                                   Authorized Person